FORM OF

                                AGREEMENT BETWEEN


                          BROWN BROTHERS HARRIMAN & CO.

                                       AND

                         Aetna Variable Portfolios, Inc.
                                  on behalf of
                          AETNA INTERNATIONAL PORTFOLIO

                                     FORM OF

                               CUSTODIAN AGREEMENT

     AGREEMENT made this ____ day of _____________, 1997, between AETNA VARIABLE PORTFOLIOS, INC. (the "Fund") on behalf of Aetna International Portfolio and Brown Brothers Harriman & Co. (the "Custodian");

     WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Employment of Custodian: The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust or Certificate of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties.

     2. Powers and Duties of the Custodian with respect to Property of the Fund held by the Custodian in the United States: Except for securities and funds held by any Subcustodians appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:

          A. Safekeeping - To keep safely the securities and other assets of the Fund that have been delivered to the Custodian and, on behalf of the Fund, from time to time to receive delivery of securities for safekeeping.

          B. Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2U).

          C. Registered Name; Nominee - To hold registered securities of the Fund (1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any Agent appointed pursuant to Section 6F, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity, provided that securities are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

          D. Purchases - Upon receipt of proper instructions, as defined in
Section 2X, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities; provided, however, that the Custodian may make payment, which may be prior to receipt of securities, and may accept delivery of securities, including the form of securities received, in accordance with governmental regulations, the rules of Securities Systems or other U.S. securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. market. Receipt of securities on behalf of the Fund shall be by the Custodian or a Subcustodian or by credit to an account which one of them may have with a bank, Securities System, other U.S. securities depositary or clearing agency, or other financial institution approved by the Fund.

          E. Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.

          F. Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund but only against payment therefor; provided, however, that the Custodian may make delivery, which may be prior to receipt of payment, and may accept payment, including the form of payment received, in accordance with governmental regulations, the rules of Securities Systems or other U.S. securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. market. Receipt of payment on behalf of the Fund shall be by the Custodian or a Subcustodian or by credit to an account which one of them may have with a bank, Securities System, other U.S. securities depositary or clearing agency, or other financial institution approved by the Fund.

          G. Depositary Receipts - Upon receipt of proper instructions, to instruct a Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate. Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

          H. Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

          I. Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

          J. Options - Upon receipt of proper instructions, to receive and retain confirmations or other documents evidencing the purchase of writing of an option on a security or securities index by the Fund; to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Fund; and to release and/or transfer such securities or other assets only in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer relating to such securities or other assets a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

          K. Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

          L. Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s). The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

     If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or order. Such demand deposit accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefore shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund.

          M. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section L of this Agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

          N. Foreign Exchange Transactions and Futures Contracts - Pursuant to proper instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Fund. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in Section 2-L of this agreement. Upon receipt of proper instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by the fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of the Fund, the Custodian and such futures commission merchant, designated to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

          0. Stock Loans - Upon receipt of proper instructions, to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof prior to receipt of the collateral, if any, for such borrowing, provided that for stock loans secured by cash collateral the Custodian's instructions to the Securities System require that the Securities System may deliver the securities to the borrower thereof only upon receipt of the collateral for such borrowing.

          P. Collections - (i) To collect and receive all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired, mature or otherwise become payable; provided that the payment is to be made in such form and at such time as is in accordance with the terms of the agreement relating to the security, or such proper instructions as the Custodian may receive, or governmental regulations, the rules of Securities Systems or other U.S. securities depositories and clearing agencies, or generally accepted trade practice in the applicable U.S. market; (ii) to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income, principal or other payments with respect to securities of the Fund or in connection with transfer of securities; and (iii) pursuant to proper instructions to take such other actions with respect to the collection or receipt of funds or transfer of securities which involve an investment decision.

          Q. Dividends, Distributions and Redemptions - Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

                  R. Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received by the Custodian, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

          S. Nondiscretionary Details - Without the necessity of express authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise directed from time to time by the Directors or Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.

          T. Bills - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of the Fund.

          U. Deposit of Fund Assets in Securities Systems The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart 0 of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart 0, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

               1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

               2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

               3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

               4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

               5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.

          V. Other Transfers - Upon receipt of proper instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

          W. Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.

          X. Proper Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification signed or initialed on behalf of the Fund by one or more person or persons as the Board of Trustees or Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions may be identified by the Board of Trustees or Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions given by any one of the above persons will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Trustees, Directors, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions. Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.

          Y. Segregated Account - The Custodian shall upon receipt of proper instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund, including securities maintained by the Custodian pursuant to Section 2U hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed from time to time between the Fund and the Custodian.

     3. Powers and Duties of the Custodian with Respect to the Appointment of Subcustodians Outside the United States: Securities, funds and other property of the Fund may be held by subcustodians appointed pursuant to the provisions of this Section 3

(a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company (meeting the requirements of a custodian or an "eligible foreign custodian" under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, and the Custodian may also utilize directly and any Subcustodian may utilize such securities depositories located outside the United States (as shall be approved in writing by Fund) and as meet the requirements of an "eligible foreign custodian" as aforesaid, provided that the Fund shall have approved in writing
(1) any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian, and (2) if the Subcustodian is a bank organized under the laws of a country other than the United States, the country or countries in which the Subcustodian is authorized to hold securities, cash and other property of the Fund, and (3) the securities depositories, if any, through which the Subcustodian or the Custodian is authorized to hold securities, cash and other property of the Fund. Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a Subcustodian but will promptly notify the Fund of any such action.

     Those Subcustodians, and the countries where and the securities depositories through which they or the Custodian may hold securities, cash and other property of the Fund which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, and/or countries and/or securities depositories are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian, including negotiation of a subcustodian agreement and submission of such subcustodian agreement to the Fund for approval.

     If the Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent. At the request of the Fund, Custodian agrees to remove any securities held on behalf of the Fund by such agent, if practical, to an approved Subcustodian. Under such circumstances Custodian will collect income and respond to corporate actions on a best efforts basis.

     With respect to securities and funds held by a Subcustodian, either directly or indirectly (including by a securities depository or clearing agency), notwithstanding any provision of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively, and securities or payment may be received in a form, in accordance with governmental regulations, rules of securities depositories and clearing agencies, or generally accepted trade practice in the applicable local market.

     With respect to the securities and funds held by a Subcustodian, either directly or indirectly, (including by a securities depository or a clearing agency) including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2L, 2M or 2N, the Custodian shall be liable to the Fund for any losses caused the Fund by any act or omission of any Subcustodian which constitutes a failure of the Subcustodian to exercise reasonable care in the performance of its obligations under the applicable subcustodian agreement. The Custodian hereby represents to the Fund that each subcustodian agreement in effect while this Custodian Agreement is in effect does and will require the Subcustodian to exercise reasonable care in the performance of its obligations. The Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.

         In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

     At the written request of the Fund, the Custodian will terminate any subcustodian appointed pursuant to the provisions of Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

     The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable Subcustodian Agreement, and at the written request of the Fund, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable Subcustodian Agreement.

     If necessary or desirable, the Custodian may appoint another subcustodian to replace a Subcustodian terminated pursuant to the foregoing provisions of this Section 3, such appointment to be made upon approval of the successor subcustodian by the Fund's Board of Directors or Trustees in accordance with the provisions of this Section 3.

     In the event the Custodian intends to make any payment to a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall give the Fund written notice of such intention no less than thirty (30) days prior to the date such payment is to be made. The Fund shall be obligated promptly to reimburse the Custodian the amount of such payment, unless the Fund shall object in writing within twenty-one (21) days of receipt of the Custodian's notice to such payment to the Subcustodian or to reimbursement of the Custodian (i) because the Fund disputes the right of the Subcustodian to be so indemnified or (ii) because the Fund believes that the Custodian is responsible by reason of the Custodian's negligence or misconduct for the event or occurrence giving rise to the Subcustodian's demand for indemnification. In the event the Fund shall give the aforesaid written notice of objection and the reasons therefor, the Custodian may nevertheless make such payment to the Subcustodian without prejudice to the Custodian's right to bring an action against and recover from the Fund for such reimbursement; or in the alternative, the Custodian may refuse to pay the indemnification demanded by the Subcustodian and the Fund shall in such event indemnify and hold the Custodian harmless in respect of any recovery the Subcustodian may obtain against the Custodian, together with the Custodian's costs and expenses, including reasonable attorneys' fees and out-of-pocket expenses, of defending against any judicial or other proceeding pursuant to which such recovery was obtained.

     The Custodian shall furnish annually to the Fund information concerning foreign subcustodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of the foreign subcustodians by the Fund's Board of Directors. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign subcustodian or is notified by a foreign banking institution employed as a foreign subcustodian that there appears to be a substantial likelihood that its shareholders' equity has declined or will decline below the minimum shareholder's equity required by Rule 17f-5.

     4. Assistance by the Custodian as to Certain: The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

     5. Powers and Duties of the Custodian with Respect to its Role as Financial
Agent: The Fund hereby also appoints the Custodian as the Fund's financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

          A. Records - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 3la-1 and 3la-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.

          B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

          C. Access to Records - The books and records maintained by the Custodian pursuant to Sections 5A and 5B shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.

          D. Calculation of Net Asset Value - To compute and determine the net asset value per share of capital stock of the Fund as of the close of business on the New York Stock Exchange on each day on which such Exchange is open, unless otherwise directed by proper instructions. Such computation and determination shall be made in accordance with (1) the provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws, as they may from time to time be amended and delivered to the Custodian, (2) the votes of the Board of Trustees or Directors of the Fund at the time in force and applicable, as they may from time to time be delivered to the Custodian, and (3) proper instructions from such officers of the Fund or other persons as are from time to time authorized by the Board of Trustees or Directors of the Fund to give instructions with respect to computation and determination of the net asset value. On each day that the Custodian shall compute the net asset value per share of the Fund, the

Custodian shall provide the Fund with written reports which permit the Fund to verify that portfolio transactions have been recorded in accordance with the Fund's instructions and are reconciled with the Fund's trading records.

          In computing the net asset value, the Custodian may rely upon any information furnished by proper instructions, including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Fund, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund, including those listed in Appendix B. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex-and record dates and the amounts or other terms thereof.)

          In like manner, the Custodian shall compute and determine the net asset value as of such other times as the Board of Trustees or Directors of the Fund from time to time may reasonably request.

          Notwithstanding any other provisions of this Agreement, including
Section 6C, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this Section 5D: The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5D, but shall not be held accountable or liable for any losses, damages or expenses the Fund or any shareholder or former shareholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to the Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value. (The parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value may, but does not in and of itself, constitute negligence, gross negligence or reckless or willful misconduct.) In no event shall the Custodian be liable or responsible to the Fund, any present or former shareholder of the Fund or any other party for any error or delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit. The Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited to the direct, out-of-pocket loss the Fund, shareholder or former shareholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value, and any expenses the Fund shall incur in connection with correcting the records of the Fund affected by such error (including charges made by the Fund's registrar and transfer agent for making such corrections) or communicating with shareholders or former shareholders of the Fund affected by such error.

          Without limiting the foregoing, the Custodian shall not be held accountable or liable to the Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a source which the Custodian was authorized pursuant to the second paragraph of this Section 5D to rely upon, or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources authorized pursuant to that paragraph. Nevertheless, the Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the Custodian has reason to believe that any such information might be incorrect.

          In the event of any error or delay in the determination of such net asset value for which the Custodian may be liable, the Fund and the Custodian will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by the Fund or its present or former shareholders, in order that the Custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. Such actions might include the Fund or the Custodian taking reasonable steps to collect from any shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the Custodian, the Fund and the Custodian will consider such relevant factors as the amount of the loss involved, the Fund's desire to avoid loss of shareholder good will, the fact that other persons or entitles could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to the fund might be induced to absorb a portion of the loss incurred.

          E. Disbursements - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).

     6. Standard of Care and Related Matters:

          A. Liability of the Custodian with Respect to Proper Instruction; Evidence of Authority; Etc. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

          The Secretary or Assistant Secretary of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Fund's Board of Trustees or Directors or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

          So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

          The Custodian shall be without liability for any action reasonably taken or omitted pursuant to advice received from (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the Fund, or
(iii) such other counsel as the Fund and the Custodian may agree upon, provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 6C. The Custodian may be entitled, subject to prior approval of the Fund, to seek reimbursement for such legal expenses as may be agreed upon between the Fund and the Custodian.

          B. Liability of the Custodian with Respect to Use of Securities System
- With respect to the portfolio securities, cash and other property of the Fund held by a Securities System, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.

          C. Standard of Care; Liability; Indemnification The Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.

          It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of the Fund, whether maintained by it, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or for any loss arising from a foreign currency transaction or contract, where the loss results from a Sovereign Risk or where the entity maintaining such securities, currencies, deposits or other property of the Fund, whether the Custodian, a Subcustodian, a securities depository, an agent of the Custodian or a Subcustodian, a Securities System or a Banking Institution, has exercised reasonable care maintaining such property or in connection with the transaction involving such property. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

          D. Reimbursement of Advances - The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

          E. Security for Obligations to Custodian - If the Fund shall require the Custodian to advance cash or securities for any purpose for the benefit of the Fund, including in connection with foreign exchange contracts or options (collectively, an "Advance"), or if the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement (collectively a "Liability"), except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, then in such event any property at any time held for the account of the Fund by the Custodian or a Subcustodian shall be security for such Advance or Liability and if the Fund shall fail to repay or indemnify the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund's property, including securities, to the extent necessary to obtain reimbursement or indemnification.

          F. Appointment of Agents - The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this Agreement.

          G. Powers of Attorney - Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

     7. Compensation of the Custodian: The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to permit payment by a direct cash payment to the Custodian.

     8. Termination; Successor Custodian: This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Fund of a statement setting forth such fees and expenses.

     In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

     9. Amendment: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.

     10. Governing Law: This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

     11. Notices: Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at 151 Farmington Ave. PPJE Hartford, CT 06156 or to such other address as the Fund may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109,
Attention: Manager, Securities Department, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     12. Binding Effect: This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     13. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

Aetna Variable Portfolios, Inc.
       on behalf of
AETNA INTERNATIONAL PORTFOLIO                    BROWN BROS HARRIMAN & CO.


By                                               per pro
   -------------------------                             --------------------

              BROWN BROTHERS HARRIMAN & CO - GLOBAL CUSTODY NETWORK
                          AETNA INTERNATIONAL PORTFOLIO
                                   APPENDIX A

                                                                                                           CENTRAL
           COUNTRY                                       SUBCUSTODIAN                                     DEPOSITORY
           -------                                       ------------                                     ----------

ARGENTINA                     CITIBANK N A, BUENOS AIRES AGMT                                                NONE
                              7/16/81*

AUSTRALIA                     NATIONAL AUSTRALIA BANK LTD AGMT                                           AUSTRACLEAR
                              5/1/85

AUSTRIA                       CREDITANSTALT BANKVEREIN AGMT                                              KONTROLLBANK
                              12/18/89

BELGIUM                       BANQUE BRUXELLES LAMBERT AGMT                                                  CIK
                              11/15/90

BRAZIL                        THE FIRST NATIONAL BANK OF BOSTON                                              NONE
                              RIO DE JANEIRO AND SAO PAULO AGMT 1/5/88

CANADA                        ROYAL TRUST CORP AGMT 3/15/88                                                  CDS

CHILE                         CITIBANK N A, SANTIAGO AGMT 7/16/81*                                           NONE

DENMARK                       DEN DANSKE/PROVINSBANKEN AGMT 1/1/89                                            VP
                              DEN DANSKE SIDE LTR 7/23/91

FINLAND                       UNION BANK OF FINLAND AGMT 2/27/89                                             NONE

FRANCE                        BANQUE INDOSUEZ AGMT 7/19/90                                                 SICOVAM

GERMANY                       BERLINER HANDELS UND BANK AGMT                                             KASSENVEREIN
                              6/28/90

GREECE                        CITBANK N A, ATHENS AGMT 7/16/81*                                              NONE

HONG KONG                     CHASE MANHATTAN BANK, HONG KONG AGMT                                           NONE
                              6/4/79 CMB HONG KONG AGMT AMENDMENT
                              9/17/90

INDONESIA                     CITIBANK N A, JAKARTA AGMT 7/16/81*                                            NONE

IRELAND                       ALLIED IRISH BANKS PLC AGMT 1/10/89                                            NONE



                                       31




              BROWN BROTHERS HARRIMAN & CO - GLOBAL CUSTODY NETWORK
                          AETNA INTERNATIONAL PORTFOLIO
                               APPENDIX A (CONT'D)


                                                                                                           CENTRAL
           COUNTRY                                       SUBCUSTODIAN                                     DEPOSITORY
           -------                                       ------------                                     ----------

ITALY                         BANCA COMMERCIALE ITALALIANA AGMT                                          MONTE TITOLI
                              5/8/89

JAPAN                         MITSUI TRUST & BANKING CO LTD AGMT                                             NONE
                              3/1/89

KOREA                         CITIBANK N A, SEOUL AGMT 7/16/81*                                              KSSC

MALAYSIA                      HONGKONG & SHANGHAI BKG CORP, KUALA                                            NONE
                              LUMPUR HSBC REGIONAL AGMT DTD 4/19/91

MEXICO                        CITIBANK N A, MEXICO CITY AGMT                                               INDEVAL
                              7/16/81*

NETHERLANDS                   AMRO BANK AGMT 12/19/88                                                      NECIGEF

NEW ZEALAND                   NATIONAL AUSTRALIA BANK LTD AGMT                                               NONE
                              5/1/85 NEW ZEALAND ADDENDUM 3/7/89

NORWAY                        CHRISTIANA BANK AGMT 2/3/89                                                    VPS

PHILLIPINES                   CITIBANK N A, MANILA AGMT 7/16/81*                                             NONE

PORTUGAL                      BANKCO ESPIRITO SANTO E COMMERCIAL                                             NONE
                              DE LISBOA AGMT 4/26/89

SINGAPORE                     HONGKONG & SHANGHAI BANKING CORP                                               CDP
                              HSBC REGIONAL AGMT 4/19/91

SPAIN                         BANCO SANTANDER AGMT 12/14/88                                                  NONE

SWEDEN                        SKANDINAVISKA ENSKILDA BKN AGMT                                                VPC
                              2/20/89*

SWITZERLAND                   UNION BANK OF SWITZERLAND AGMT                                                 SEGA
                              12/20/88

TAIWAN                        CITIBANK N A, TAIWAN AGMT 7/16/81*                                             TSCD


                                       32




              BROWN BROTHERS HARRIMAN & CO - GLOBAL CUSTODY NETWORK
                          AETNA INTERNATIONAL PORTFOLIO
                               APPENDIX A (CONT'D)


                                                                                                           CENTRAL
           COUNTRY                                       SUBCUSTODIAN                                     DEPOSITORY
           -------                                       ------------                                     ----------

THAILAND                      HONGKONG & SHANGHAI BKG CORP,                                                  NONE
                              SINGAPORE FOR BANGKOK - HSBC
                              REGIONAL AGMT 4/19/91

TRANSNATIONAL                 BROWN BROTHERS HARRIMAN & CO                                                EUROCLEAR
                                                                                                            CEDEL

TURKEY                        CITIBANK N A, ISTANBUL AGMT 7/16/81*                                           NONE

UNITED KINGDOM                MIDLAND BANK PLC AGMT 8/8/90*                                                TALISMAN
                                                                                                           CGO, CMO

VENEZUALA                     CITIBANK N A, CARACAS AGMT 7/16/81*                                            NONE

*CITIBANK N A                 AGREEMENT AMENDMENT DATED 8/31/90

                                                                     APPENDIX B

                         Aetna Variable Portfolios, Inc.
                          AETNA INTERNATIONAL PORTFOLIO

THE FOLLOWING AUTHORIZED SOURCES ARE TO BE USED FOR PRICING AND

FOREIGN EXCHANGE QUOTATIONS, CORPORATE ACTIONS, DIVIDENDS AND

RIGHTS OFFERINGS:


                               AUTHORIZED SOURCES
                               ------------------

                               QUOTRON
                               REUTERS
                               INTERACTIVE DATA CORPORATION
                               VALORINFORM (GENEVA)
                               TELEKURS
                               SUBSCRIPTION BANKS
                               FUND MANAGERS
                               EXTEL (LONDON)
                               REPUTABLE FOREIGN BROKERS



APPROVED: _______________________________________________
                                                     DATE

                          Aetna International Portfolio

                      Proposed Global Custody Fee Schedule
                                  October, 1994

Market                                        Asset Charge (BP)                           Transaction Charge (USD)
------                                        -----------------                           ------------------------
Australia                                              8                                          50
Austria                                               15                                          50
Belgium                                               12                                          50
Brazil                                                25                                          50
Canada                                                 5                                          20
Denmark                                                8                                          50
Finland                                               15                                          75
France                                                 6                                          60
Germany                                                8                                          30
Greece                                                50                                         150
Hong Kong                                              8                                          75
Indonesia                                             20                                          50
Ireland                                               10                                          35
Italy                                                  8                                          60
Japan                                                  5                                          30
Korea                                                 25                                          50
Luxembourg                                            12                                          50
Malaysia                                               8                                          75
Mexico                                                16                                          60
Netherlands                                            7                                          20
New Zealand                                           10                                          35
Norway                                                10                                          75
Philippines                                           25                                          50
Portugal                                              40                                         100
Singapore                                              7                                          75
Spain                                                 10                                          55
Sri Lanka                                             25                                          50
Sweden                                                 8                                          50
Switzerland                                            5                                          50
Taiwan                                                30                                         100
Thailand                                              12                                          75
United Kingdom                                         6                                          45
United States                                          1                               10 book entry; 25 physical
Venezuela                                             35                                          75
Euroclear and                                          6                                    15 at Euroclear;
Cedel                                                                                    35 outside Euroclear

o     Annual Minimum Custody Fee: $10,000 per account
o     Automation:  This schedule assumes machine readable trade instruction
o     Wires:  $6 per incoming/outgoing wire
o Futures, Options, Currency Hedge and Third-party Foreign Exchange: $25.00 per transaction

                          Fund Accounting Fee Proposal

Payable quarterly on value of assets:

         .0008 on first $50 million
         .0004 on all over $50 million

Minimum Annual Fee:  $40,000

The above schedule provides for daily portfolio valuation and complete general ledger reporting.



                             Out-of-Pocket Expenses

Out-of-pocket expenses including but not limited to communications expenses, wire charges, telex, legal, telephone and postage will be for the account of Aetna. Direct expenses including but not limited to stamp duties, commissions, Euroclear deposit and withdrawal charges, dividend and income collection charges, proxy, taxes, certificate fees, special handling, transfer and registration fees will be for the account of Aetna.



                              Additional Countries

For countries not listed above, fees will be negotiated at the time of investment.